                                                                    EXHIBIT 10.6

                     ADDENDUM TO PUT SUBSCRIPTION AGREEMENT

     It is hereby agreed as of June 14, 2001, by and among Telynx, Inc. (the "Company"), Laurus Master Fund Ltd. ("Laurus"), The Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investment that Laurus is succeeding to the rights and responsibilities of The Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investments Ltd. to purchase the remaining Put Convertible Notes and Put Warrants available as described in Section 11 of a Subscription Agreement, dated at or about July 27, 2000, to which the Company and each of The Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investments Ltd., as applicable, are parties ("Subscription Agreement"). Such remaining available amounts are listed on Schedule A attached hereto.

     Laurus shall be deemed the Subscriber, as of the date hereof, in lieu of The Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investments Ltd. in the Subscription Agreement, Put Funds Escrow Agreement and other documents related hereto but only in relation to the Put Securities.

     The Company hereby waives any rights it may have against The Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investments Ltd. in connection with the payment from and subsequent to the date hereof, of the Put Purchase Price.

                                       /s/ Kent J. Van Houten
                                       -----------------------------------------
                                       TELYNX, INC. f/k/a CAMBIO, INC. - Company

                                       /s/ David Grin
                                       --------------------------------------
                                       LAURUS MASTER FUND, LTD.
                                       A Cayman Island corporation
                                       C/o Onshore Corporate Services Ltd.
                                       P.O. Box 1234 G.T.
                                       Queensgate House, South Church Street
                                       Grand Cayman, Cayman Islands
                                       Fax: 345-949-9877

/s/ John Clarke                        /s/ John Clarke
-----------------------------------    --------------------------------------
THE KESHET FUND L.P.                   KESHET L.P.

/s/ John Clarke                        /s/ John Clarke
-----------------------------------    --------------------------------------
NESHER LTD.                            TALBIYA B. INVESTMENTS LTD.

              SCHEDULE A TO ADDENDUM TO PUT SUBSCRIPTION AGREEMENT

SUBSCRIBER                     AGGREGATE PUT NOTE AMOUNTS     PUT WARRANTS
---------------------------    --------------------------     ------------

THE KESHET FUND L.P.           $2,167,000.00                   -0-

KESHET L.P.                    $3,183,000.00                   -0-

NESHER LTD.                    $1,760,000.00                   -0-

TALBIYA B. INVESTMENTS LTD.    $1,680,000.00                   60%

LIBRA FINANCE, S.A.            -0-                             40%
                                                              ----
TOTALS                                                        100%
                                                              ----